Exhibit 99.1

ONDAS HOLDINGS ISSUES PRELIMINARY 2022 RESULTS AND PROVIDES PRELIMINARY OUTLOOK FOR 2023

Company will provide additional details on the business and financial outlook for 2023 during the previously announced Virtual Investor Event being held today at 10:00 a.m. ET

Announces the formation Ondas Autonomous Systems, a new business segment to manage the combined drone operations of American Robotics and Airobotics

Reese Mozer appointed President of Ondas Holdings Inc.; Meir Kliner appointed President of Ondas Autonomous Systems

WALTHAM, MA - February 14, 2023 -- Ondas Holdings Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of private industrial wireless networks and commercial drone and automated data solutions, is reporting preliminary select financial results for the full year ended December 31, 2022 and providing a preliminary outlook for 2023. The Company will host a previously announced Virtual Investor Event today at 10:00 a.m. ET.

Based on preliminary unaudited fourth quarter results, the Company expects total revenue of approximately $2.1 million and an Adjusted EBITDA loss of approximately $39.5 - 40.5 million for the full year 2022. The Company also ended 2022 with $29.8 million of cash and outstanding convertible notes, net of debt discount equal to $30.0 million. Ondas expects to report final, comprehensive audited financial results for the fourth quarter and fiscal year 2022 in March 2023.

In addition, the Company announced the formation of Ondas Autonomous Systems, a new business unit to manage the combined drone operations of wholly owned subsidiaries American Robotics, Inc. (“American Robotics” or “AR”) and Airobotics, Ltd. (“Airobotics”). Meir Kliner, Airobotics founder & CEO will assume the role of CEO of the Ondas Autonomous Systems and manage the day-to-day business unit operations.

The Company also announced that Reese Mozer, founder & CEO of American Robotics, has been appointed President of Ondas. Derek Reisfield who has served as Ondas’ President will remain CFO, Treasurer and Secretary of Ondas. In addition, Vijay Somandepalli, founder & CTO of American Robotics, has been named VP, Technical Strategy at Ondas.

“After a multi-year investment period, Ondas entered 2023 poised to deliver for both customers and investors,” said Eric Brock, Chairman and CEO of Ondas. “We have the largest backlog of customer orders in our Company’s history, which we believe positions Ondas to begin a multi-year growth trajectory. We believe our revenue growth will be complemented by deeper engagement with customers, along with new product markets and partnerships, which we believe will expand the addressable market for our technology.”

Brock added, “Our growth is supported by a strong management team, and it’s my pleasure to also announce the expanded leadership roles for Reese, Vijay and Meir. Execution will be critical as we expect to deliver on our plan for customers, investors and employees, and I believe we have the right team in place to accomplish our goals.”

Ondas entered 2023 with a backlog of approximately $12.9 million representing purchase orders from both Ondas Networks Inc. and Ondas Autonomous Systems. Based upon existing backlog and expected orders to be received during the year, Ondas is issuing preliminary revenue guidance between $26 million and $30 million and Adjusted EBITDA loss of between approximately $19 million and $24 million for the full year ended December 31, 2023.

Virtual Presentation & Event Details

Ondas is holding a previously announced Virtual Investor Event at 10:00 a.m. ET today. During the event, management will discuss recent corporate and financial performance, along with sharing details regarding the integration of drone operations under Ondas Autonomous Systems and the financial outlook for 2023.

The public may access a live webcast of the virtual presentation via the “News / Events” page of Ondas’ investor relations website at https://ir.ondas.com. All are invited to participate in the event by pre-registering here. Following the presentation, a replay of the webcast will be available in the same location on the Company’s investor relations website.

Date: Tuesday, February 14, 2023

Time: 10:00 a.m. Eastern time

Toll-free dial-in number: 1-844-883-3907

International dial-in number: 1-412-317-5798

Presentation Webcast link: Here

About Ondas Holdings Inc.

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless data solutions via Ondas Networks Inc. (“Ondas Networks”) and commercial drone solutions through American Robotics, Inc. (“American Robotics” or “AR”) and Airobotics LTD (“Airobotics”).

Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging commercial and government markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications.

American Robotics and Airobotics design, develop, and market commercial drone solutions via the Scout System™ and Optimus System™ (the “Autonomous Drone Platforms”). The Autonomous Drone Platforms are deployed for critical industrial and government applications where data and information collection and processing are required. Both the Scout System™ and Optimus System™ are highly automated, AI-powered drone systems capable of continuous, remote operation and are marketed as “drone-in-a-box” turnkey data solution services. The Autonomous Drone Platforms are typically provided to customers under a Robot-as-a-Service (RAAS) business model. American Robotics and Airobotics have industry leading regulatory successes with the Scout System™ being the first drone system approved by the FAA for automated operation beyond-visual-line-of-sight (BVLOS) without a human operator on-site.

Ondas Networks, American Robotics and Airobotics together provide users in oil & gas, rail, mining, agriculture, public safety and other critical infrastructure and government markets with improved connectivity and data collection and information processing capabilities.

For additional information on Ondas Networks and Ondas Holdings, visit www.ondas.com or follow Ondas Networks on Twitter and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on Twitter and LinkedIn. For additional information on Airobotics, visit www.airoboticsdrones.com or follow Airobotics on Twitter and LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Measure

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide a reconciliation of Adjusted EBITDA, the non-GAAP financial measure, contained in this press release to the most directly comparable measure under GAAP, which reconciliation is set forth in the table below.

We believe that Adjusted EBITDA facilitates analysis of our ongoing business operations because it excludes items that may not be reflective of, or are unrelated to, the Company’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate Adjusted EBITDA differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA should only be used as supplemental measures of our operating performance.

We believe that Adjusted EBITDA improves comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the table below, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses.

Management uses Adjusted EBITDA in making financial, operating and planning decisions and evaluating the Company’s ongoing performance.

With respect to our financial target for 2023 for Adjusted EBITDA a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward looking statement of income prepared in accordance with GAAP, that would be required to produce such a reconciliation.

The Company is currently carrying out its annual goodwill impairment analysis. The preliminary results below do not include the potential impacts of such goodwill impairment analysis.

Ondas Holdings Inc.

Reconciliation

(Unaudited)

Year Ended December 31,
(In millions)	2022
Net income (loss) (1)	$(53.2) -(54.2)
Depreciation	0.4
Amortization of debt discount/interest expense	3.8
Amortization of intangibles	3.6
Stock based compensation	5.9
Adjusted EBITDA	$(39.5)-(40.5)

(1)	The Company is currently carrying out its annual goodwill impairment analysis. The preliminary results above do not include the potential impacts of such goodwill impairment analysis.

See the “Non-GAAP Financial Measures” section above.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including our preliminary selected financial results for 2022 and preliminary outlook for 2023. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

###

Contacts

Media Contact for Ondas Holdings Inc.
Derek Reisfield, President and CFO
Ondas Holdings Inc.
888.350.9994 x1019
ir@ondas.com

Media Contact for American Robotics and Airobotics

Meredith Chiricosta

BIGfish Communications for American Robotics and Airobotics

americanrobotics@bigfishpr.com

617-713-3800

Investor Relations Contact

Cody Cree and Matt Glover

Gateway Group, Inc.

949-574-3860

ONDS@gatewayir.com

4